AMENDMENT NO. 5
TO THE
GULFMARK OFFSHORE, INC.
1997 INCENTIVE EQUITY PLAN
     THIS AGREEMENT by GulfMark Offshore, Inc., a Delaware corporation (the “Company”),
W I T N E S S E T H:
     WHEREAS, the Company previously adopted the 1997 Incentive Equity Plan (the “Plan”);
     WHEREAS, pursuant to Article 6 of the Plan, the Company has the right to amend the Plan; and
     WHEREAS, the Company desires to amend the Plan;
     NOW, THEREFORE, the Board of Directors agrees that effective October 13, 2009, the Plan is amended as follows:
     1. The references in Sections 2.3 and 3.2 of the Plan to “change in control of the Company” are deleted and the words “Change of Control” are inserted in their stead.
     2. Section 4.7 of the Plan is hereby amended by deleting therefrom the third sentence.
     3. Section 7.1 of the Plan is amended by adding the following new Section 7.1(k) to the Plan to provide as follows:
     (k) “Change of Control” shall mean the occurrence of one or more of the following events:
     (i) Change in Board Composition. Individuals who constitute the members of the Board as of the date hereof (the “Incumbent Directors”), cease for any reason to constitute at least a majority of members of the Board; provided that any individual becoming a director of the Company subsequent to the date hereof shall be considered an Incumbent Director if such individual’s appointment, election or nomination was approved by a vote of at least 50% of the Incumbent Directors; provided further that any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board or other actual or threatened solicitation of proxies or contests by or on behalf of a “person” (within the meaning of Sections

13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director;
     (ii) Business Combination. Consummation of (i) a reorganization, merger, consolidation, share exchange or other business combination involving the Company or any of its subsidiaries or the disposition of all or substantially all the assets of the Company, whether in one or a series of related transactions, or (ii) the acquisition of assets or stock of another entity by the Company (either, a “Business Combination”), excluding, however, any Business Combination pursuant to which: (A) individuals who were the “beneficial owners” (as such term is defined in Rule 13d-3 under the Exchange Act), respectively, of the then outstanding shares of common stock of the Company (the “Outstanding Stock”) and the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the Company (the “Outstanding Company Voting Securities”) immediately prior to such Business Combination beneficially own, upon consummation of such Business Combination, directly or indirectly, more than 50% of the then outstanding shares of common stock (or similar securities or interests in the case of an entity other than a corporation) and more than 50% of the combined voting power of the then outstanding securities (or interests) entitled to vote generally in the election of directors (or in the selection of any other similar governing body in the case of an entity other than a corporation) of the Surviving Corporation (as defined below) in substantially the same proportions as their ownership of the Outstanding Stock and Outstanding Company Voting Securities, immediately prior to the consummation of such Business Combination (that is, excluding any outstanding voting securities of the Surviving Corporation that such beneficial owners hold immediately following the consummation of the Business Combination as a result of their ownership prior to such consummation of voting securities of any company or other entity involved in or forming part of such Business Combination other than the Company); (B) no person (other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or any of its subsidiaries or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company) or group (as such term is defined in Rule 13d-3 under the Exchange Act) becomes the beneficial owner of 20% or more of either (x) the then outstanding shares of common stock (or similar securities or interests in the case of entity other than a corporation) of the Surviving Corporation, or (y) the combined voting power of the then outstanding securities (or interests) entitled to vote generally in the election of directors (or in the selection of any other similar governing body in the case of an entity other than a corporation); and (C) individuals who were Incumbent Directors at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination constitute at least a majority of the members of the board of directors (or of any similar governing body in the case of an entity other than a corporation) of the Surviving Corporation; where for purposes of this subsection (b), the term “Surviving Corporation” means the entity resulting from a Business Combination or, if such entity is a direct or indirect subsidiary of another entity, the entity that is the ultimate parent of the entity resulting from such Business Combination;
     (iii) Stock Acquisition. Any person (other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or any of its subsidiaries or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company) or group becomes the beneficial owner of 20% or more of either (x) the Outstanding Stock or (y) the Outstanding Company Voting Securities; provided, however, that for purposes of this subsection (c), no Change of Control shall be deemed to have occurred as a result of any acquisition directly from the Company; or
     (iv) Liquidation. Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company (or, if no such approval is required, the consummation of such a liquidation or dissolution).
     4. Article 7 of the Plan is hereby amended by adding thereto the following new Section 7.2:
7.2 Change of Control. The effect, if any, of a Change of Control upon any Award granted under the Plan shall be determined in accordance with the terms of the applicable Award agreement and any related terms and conditions issued by the Committee that are applicable to the Award.
     5. Article 7 of the Plan is hereby amended by adding thereto the following new Section 7.3:
7.3 The Board, in its discretion, may determine that, upon the occurrence of a Change of Control of the Company, each Option and SAR outstanding hereunder shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each share of Stock subject to such Option or SAR, an amount equal to the excess of the Fair Market Value of such share of Stock immediately prior to the occurrence of such Change of Control over the exercise price per share of such Option or SAR; such amount to be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction constituting the Change of Control) or in a combination thereof, as the Board, in its discretion, shall determine. The provisions contained in the preceding sentence shall be inapplicable to an Option or SAR granted within six (6) months before the occurrence of a Change of Control if the holder of such Option or SAR is subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and no exception from liability under Section 16(b) of the Exchange Act is otherwise available to such holder.

     6. Article 7 of the Plan is hereby amended by adding thereto the following new Section 7.4:
7.4 Compliance with Section 409A. Awards shall be designed, granted and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of section 409A of the Code (“Section 409A”). If the Committee determines that an Award, payment, distribution, deferral election, transaction, or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken or implemented, cause a holder to become subject to additional taxes under Section 409A, then unless the Committee specifically provides otherwise, such Award, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan and/or Award agreement will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Section 409A to the extent determined appropriate by the Committee, in each case without the consent of or notice to the holder. The exercisability of an Option shall not be extended to the extent that such extension would subject the holder to additional taxes under Section 409A. This Section 7.4 is effective for Awards granted under the Plan that are earned and vested on or after January 1, 2005.
     7. Article 7 of the Plan is hereby amended by adding thereto the following new Section 7.5:
7.5 Duration. The Plan shall commence as of the Effective Date and shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Article 6, until all shares of Stock subject to it shall have been purchased or acquired according to the Plan’s provisions. However, in no event may an Award be granted under the Plan after March 20, 2017.
Adopted by the Board of Directors
on October 13, 2009